Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION.

THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.8 OF THE CITY CODE ON TAKEOVERS AND MERGERS (“THE CODE”).

THIS ANNOUNCEMENT CONSTITUTES INSIDE INFORMATION AS STIPULATED UNDER THE MARKET ABUSE REGULATION (EU) NO. 596/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018.

For immediate release

20 February 2025

HOOKIPA Pharma Inc. (“HOOKIPA”)

Statement regarding potential combination for Poolbeg Pharma plc (“Poolbeg”)

Further to the announcement on 2 January 2025 regarding the non-binding discussions for an all-share acquisition by HOOKIPA of Poolbeg and the announcement on 30 January 2025 regarding the PUSU extension, the HOOKIPA Board has determined that it does not intend to make an offer for Poolbeg under Rule 2.7 of the Code.

This announcement is made in accordance with Rule 2.8 of the Code.

Under Note 2 on Rule 2.8 of the Code, HOOKIPA and any person(s) acting in concert with it reserve the right to set aside the restrictions in Rule 2.8 of the Code in the following circumstances:

a)	with the agreement of the board of Poolbeg;

b)	following the announcement of a firm intention to make an offer for Poolbeg, by or on behalf of a third party;

c)	following the announcement by Poolbeg of a Rule 9 waiver (as described in Note 1 on the Notes on Dispensations from Rule 9 of the Code) or a reverse takeover (as defined in the Code); or

d)	where the Panel on Takeovers and Mergers has determined that there has been a material change of circumstances.

The person responsible for arranging the release of this announcement on behalf of HOOKIPA is Malte Peters, Chief Executive Officer of HOOKIPA.

Enquiries:
HOOKIPA Pharma Inc.	+43 1 890 63 60
Malte Peters, CEO	IR@hookipapharma.com
Terry Coelho, EVP & CFO	Chuck@LifeSciAdvisors.com

Moelis & Company	+44 (0) 207 634 3500
(Financial Adviser to HOOKIPA)
London Chris Raff Simon Chaudhuri
New York Ashish Contractor

Important information

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or solicitation of any offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction, whether pursuant to this announcement or otherwise.

The release, distribution or publication of this announcement in jurisdictions outside the United Kingdom may be restricted by laws of the relevant jurisdictions and therefore persons into whose possession this announcement comes should inform themselves about, and observe, any such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

Disclaimer

Moelis & Company LLC (“Moelis”) is acting as financial adviser to HOOKIPA in connection with the matters set out in this announcement and for no one else and will not be responsible to anyone other than HOOKIPA for providing the protections afforded to its clients nor for providing advice in relation to the matters set out in this announcement. Neither Moelis nor any of its subsidiaries, branches or affiliates and their respective directors, officers, employees or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Moelis in connection with this announcement, any statement contained herein or otherwise

Publication on Website

A copy of this announcement will be made available (subject to certain restrictions relating to persons resident in restricted jurisdictions) on HOOKIPA’s website - https://ir.hookipapharma.com/potential-combination# by no later than 12 noon (London time) on the business day following the release of this announcement in accordance with Rule 26.1 of the Code. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement.

This announcement is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities or the solicitation of any vote or approval in any jurisdiction whether pursuant to this announcement or otherwise.